As filed with the Securities and Exchange Commission on February 28, 2019

Registration No. 333-226992

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PTC THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3153858
(State of incorporation)	(I.R.S. Employer Identification Number)

100 Corporate Court

South Plainfield, NJ 07080

(908) 222-7000

(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

Stuart W. Peltz, Ph.D.

Chief Executive Officer

PTC Therapeutics, Inc.

100 Corporate Court

South Plainfield, New Jersey 07080

(908) 222-7000

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Brian A. Johnson Wilmer Cutler Pickering Hale and Dorr LLP 7 World Trade Center 250 Greenwich Street New York, New York 10007 Telephone: (212) 230-8800 Fax: (212) 526-8888	Mark E. Boulding Executive Vice President and Chief Legal Officer PTC Therapeutics, Inc. 100 Corporate Court South Plainfield, New Jersey 07080-2449 Telephone: (908) 222-7000 Fax: (908) 222-1128

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF UNSOLD SECURITIES AND WITHDRAWAL OF REGISTRATION STATEMENT

This Post-Effective Amendment No. 1 relates to the Automatic Shelf Registration Statement on Form S-3 (File No. 333-226992) (the “Registration Statement”) of PTC Therapeutics, Inc. (the “Company”) pertaining to the resale of shares of the Company’s common stock held by selling stockholders listed therein (the “Selling Stockholders”), which was filed with the Securities and Exchange Commission and became effective on August 24, 2018.

The Company’s contractual obligation to maintain the effectiveness of this Registration Statement with respect to the shares of common stock held by the Selling Stockholders has terminated and the Company wishes to discontinue the effectiveness of this Registration Statement.  As a result and pursuant to the Company’s undertaking in Item 17 of Part II of this Registration Statement, the Company hereby removes and withdraws this Registration Statement, including all amendments, prospectus supplements and exhibits thereto, with respect to all unsold securities registered pursuant to the Registration Statement as of the date hereof in accordance with Rules 477 and 478 of the Securities Act of 1933.  The Registration Statement is hereby amended to reflect the deregistration of such unsold securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of South Plainfield, State of New Jersey, on this 28th day of February, 2019.

PTC THERAPEUTICS, INC.

By:	/s/ Stuart W. Peltz, Ph.D.
Stuart W. Peltz, Ph.D.
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stuart W. Peltz, Ph.D.	Chief Executive Officer and Director (Principal	February 28, 2019
Stuart W. Peltz, Ph.D.	Executive Officer

*	Principal Financial Officer (Principal Financial	February 28, 2019
Christine Utter	And Accounting Officer)

*	Director	February 28, 2019
Michael Schmertzler

*	Director	February 28, 2019
Allan Jacobson, Ph.D.

/s/ Stephanie S. Okey	Director	February 28, 2019
Stephanie S. Okey

/s/ Emma Reeve	Director	February 28, 2019
Emma Reeve

*	Director	February 28, 2019
David P. Southwell

*	Director	February 28, 2019
Glenn D. Steele, Jr., M.D., Ph.D.

*	Director	February 28, 2019
Dawn Svoronos

*	Director	February 28, 2019
Jerome B. Zeldis, M.D., Ph.D.

* By:	/s/ Stuart W. Peltz, Ph.D.
Stuart W. Peltz, Ph.D. Attorney-in-Fact